SIDLEY DRAFT 11/13/06


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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                              SELECT ASSET, INC.
                                 ON BEHALF OF
                 CORPORATE BACKED CALLABLE TRUST CERTIFICATES
               J.C. PENNEY DEBENTURE-BACKED SERIES 2006-1 TRUST

FOR CORPORATE BACKED CALLABLE TRUST CERTIFICATES, J.C. PENNEY DEBENTURE-BACKED
                 SERIES 2006-1 TRUST, CLASS A-1 CERTIFICATES

                               Select Asset Inc.
                               -----------------
            (Exact name of registrant as specified in its charter)

            Delaware                                       13-4029392
            --------                                       ----------
(State of incorporation or organization)      (IRS Employer Identification No.)

                              745 Seventh Avenue
                           New York, New York 10019

                   (Address of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-112795

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To                                          Name Of Each  Exchange On Which Each Class Is
Be So Registered                                                To Be Registered
---------------------                                           ---------------------------------------------
Corporate Backed Callable Trust Certificates, J.C. Penney       New York Stock Exchange, Inc.
Debenture-Backed Series 2006-1, Class A-1

Securities to be registered pursuant to Section 12(g) of the Act: NONE

                                                         SIDLEY DRAFT 11/13/06

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


      The description of the Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1, Class A-1 Certificates, is contained in the Prospectus, dated April 18, 2006, included in the Registrant's Registration Statement on Form S-3 (No. 333-112795) under the caption "Description of the Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated October 27, 2006, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2. EXHIBITS.

      The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

            1. The Base Trust Agreement, dated as of November 9, 2006 will be filed under cover of Form 8-K within 15 days of the Closing Date of the Certificates and is incorporated herein by reference.

            2. The Prospectus Supplement dated October 27, 2006 and Prospectus dated April 18, 2006, filed by Registrant with the Securities and Exchange Commission on April 18, 2006, and the supplement to the Prospectus Supplement, dated October 27, 2006 filed on November 9, 2006 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

            3. The Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1, Series Supplement, dated as of November 9, 2006, will be filed under cover of Form 8-K within 15 days of the Closing Date of the Certificates and is incorporated herein by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                   SELECT ASSET INC.
                                                   (Registrant)



                                                   By:  /s/ Charles M. Weaver
                                                        -----------------------
                                                   Name:  Charles M. Weaver
                                                   Title: Vice President


Date:  November 9, 2006



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